Exhibit 32.1

CERTIFICATION

                Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Radiant Logistics, Inc. (the "Company") hereby certifies that the Company's Annual Report on Form 10-KSB for the period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2006

By: /s/ Bohn H. Crain
Chief Executive Officer/
Chief Financial Officer

                This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

                A signed original of this written statement required by Section 906 has been provided to Radiant Logistics, Inc and will be retained by Radiant Logistics, Inc and furnished to the Securities and Exchange Commission or its staff upon request.